Exhibit 99.1

The First Bancorp Reports Record Quarterly Results

DAMARISCOTTA, ME, July 20, 2016 – The First Bancorp (Nasdaq: FNLC), the parent company of First National Bank, today announced operating results for the quarter ended June 30, 2016. Net income was $4.6 million, up $550,000 or 13.5% from the second quarter of 2015 and earnings per common share on a fully diluted basis of $0.43 were up $0.05 or 13.2% from the same period in 2015. The Company also announced unaudited results for the six months ended June 30, 2016. Net income was $9.1 million, up $878,000 or 10.6% from the same period in 2015 and earnings per common share on a fully diluted basis of $0.84 were up $0.07 or 9.1% from the same period in 2015.
“This was the best quarter in the Company’s history,” Tony C. McKim, the Company’s President and Chief Executive Officer observed, “with net income $121,000 above the record set in the first quarter of this year. It was also the fourth of the past six quarters which set a new net income record. Increased net interest income has been the key element in our strong performance in 2016, and has been driven by strong growth in earning assets. We also increased the dividend in the second quarter to 23 cents per share per quarter and we continue to pay out more than half of our net income to our shareholders in the form of cash dividends.
“Total assets are up $56.6 million year to date and $68.1 million from a year ago,” noted President McKim. “Total loans increased $49.6 million or 5.0% year to date, and year over year, total loans are up $75.1 million or 7.8%. After topping the $1.0 billion mark in the first quarter of this year, the loan portfolio continued to see very healthy demand in the second quarter. The majority of our loan growth has been in commercial and municipal loans, with modest growth in other loan categories. The investment portfolio is down $5.3 million from year end as a result of sale of securities in the first quarter. On the funding side of the balance sheet, low-cost deposits are up $77.1 million or 15.0% year over year and $13.9 million or 2.4% since year end.
“Net interest income on a tax equivalent basis for the first six months of 2016 was up $1.8 million or 8.7% from the same period in 2015,” President McKim continued, “with almost all of the increase attributable to growth in earning assets, specifically in the loan portfolio, and a small amount attributable to an improved net interest margin of 3.14% in 2016 versus 3.08% in 2015 due to lower funding costs. Non-interest income for the first six months of 2016 was down $522,000 or 8.0% from the first six months of 2015 due to a lower level of gains from sale of securities. Non-interest expense for the first six months of 2016 was only $200,000 or 1.4% above the same period in 2015, primarily due to increased marketing costs as part of the Bank’s rebranding campaign.
“Our credit quality metrics are excellent,” President McKim said. “Non-performing assets stood at 0.47% of total assets as of June 30, 2016 - well below the 0.72% level of non-performing assets a year ago, and down from 0.57% at year end. Past-due loans were 1.04% of total loans at June 30, 2016, down from 1.14% a year ago. We provisioned $750,000 for loan losses in the first six months of 2016, a $150,000 decrease from the $900,000 we provisioned in the first six months of 2015. The allowance for loan losses stood at 0.98% of total loans as of June 30, 2016, down from 1.00% at December 31, 2015 and down from 1.03% a year ago.”
“All of these positive factors can be seen in our operating ratios,” observed F. Stephen Ward, the Company’s Chief Financial Officer. “Our return on average assets was 1.16% for the first six months of 2016 compared to 1.12% return for the first six months of 2015, and our return on average tangible common equity was 12.85% compared to 12.35% for the same periods, respectively. At 50.15% for the first six months of 2016 compared to 53.71% for the first six months of 2015, our efficiency ratio remains well below the Bank’s UBPR peer group average which stood at 64.88% as of March 31, 2016.
“The First Bancorp’s price per share was $21.54 at June 30, 2016, up $1.07 from December 31, 2015, and with dividends reinvested, our total return for the first six months of 2016 was 7.59%,” Mr. Ward noted. “We outperformed the broad market during this period, as measured by the S&P 500 which had a total return with dividends reinvested of 3.84%, as well the Russell 2000 in which we are included, which had a total return of 2.21%. We also outperformed the banking industry, with total returns year to date of -1.12% for the KBW Regional Bank Index and -3.08% for the Nasdaq Bank Index.”
“The Board of Directors increased the quarterly dividend to 23 cents per share in the second quarter of 2016,” President McKim commented. “Based on the June 30, 2016 closing price of $21.54 per share, our annualized dividend yield is a very healthy 4.27%. The dividend continues to be one of the major reasons people invest in our stock and strong operating results enable us to periodically increase our dividend as well. That said, at all times we balance the dividend payout level with retaining sufficient earnings to remain well capitalized and support future asset growth.

“I am very pleased with our performance for the first half of 2016,” President McKim concluded, “The $1.8 million increase in net interest income on a tax-equivalent basis posted in the first six months of 2016 compared to the same period in 2015 was driven by the significant pickup in loan demand which began in the second half of 2015, and when combined with excellent credit quality, we have had two quarters in a row with record net income. While the Maine and national economies are doing very well, we continue to watch what is happening in other parts of the world, which is beyond our control. What is within our control, however, is the tremendous team of people we have at First National Bank. It is their dedication to superior customer service that results in our ongoing success.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	June 30, 2016	December 31, 2015	June 30, 2015
Assets
Cash and due from banks	$20,838	$14,299	$16,481
Interest-bearing deposits in other banks	7,568	4,013	24,565
Securities available for sale	241,327	223,039	213,814
Securities to be held to maturity	216,272	240,023	249,250
Restricted equity securities, at cost	14,441	14,257	13,912
Loans held for sale	1,553	349	—
Loans	1,038,213	988,638	963,109
Less allowance for loan losses	10,198	9,916	9,908
Net loans	1,028,015	978,722	953,201
Accrued interest receivable	6,372	4,912	6,180
Premises and equipment	21,118	21,816	21,946
Other real estate owned	1,129	1,532	2,192
Goodwill	29,805	29,805	29,805
Other assets	33,016	32,043	21,994
Total assets	$1,621,454	$1,564,810	$1,553,340
Liabilities
Demand deposits	$130,168	$130,566	$107,244
NOW deposits	254,136	242,638	221,964
Money market deposits	73,030	92,994	102,219
Savings deposits	208,826	206,009	186,777
Certificates of deposit	237,382	158,529	161,518
Certificates $100,000 to $250,000	199,599	175,077	278,429
Certificates $250,000 and over	42,568	37,376	38,172
Total deposits	1,145,709	1,043,189	1,096,323
Borrowed funds	283,095	337,457	278,013
Other liabilities	17,862	16,666	15,195
Total Liabilities	1,446,666	1,397,312	1,389,531
Shareholders' equity
Common stock	108	108	107
Additional paid-in capital	60,284	59,862	59,475
Retained earnings	110,820	106,673	103,448
Net unrealized gain on securities available-for-sale	4,000	1,123	988
Net unrealized loss on transferred securities	(133)	(112)	(84)
Net unrealized loss on cash flow hedging derivative instruments	(135)	—	—
Net unrealized loss on postretirement benefit costs	(156)	(156)	(125)
Total shareholders' equity	174,788	167,498	163,809
Total liabilities & shareholders' equity	$1,621,454	$1,564,810	$1,553,340
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,782,226	10,753,855	10,741,228
Book value per common share	$16.21	$15.58	$15.25
Tangible book value per common share	$13.42	$12.78	$12.45

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the six months ended June 30,		For the quarters ended June 30,
In thousands of dollars, except per share data	2016	2015	2016	2015
Interest income
Interest and fees on loans	$19,738	$18,012	$10,004	$9,157
Interest on deposits with other banks	8	13	5	8
Interest and dividends on investments	7,130	6,914	3,591	3,409
Total interest income	26,876	24,939	13,600	12,574
Interest expense
Interest on deposits	2,844	2,759	1,491	1,316
Interest on borrowed funds	2,352	2,400	1,158	1,180
Total interest expense	5,196	5,159	2,649	2,496
Net interest income	21,680	19,780	10,951	10,078
Provision for loan losses	750	900	375	400
Net interest income after provision for loan losses	20,930	18,880	10,576	9,678
Non-interest income
Investment management and fiduciary income	1,214	1,158	651	617
Service charges on deposit accounts	1,183	1,237	609	658
Net securities gains (losses)	531	1,395	(5)	—
Mortgage origination and servicing income	638	705	509	508
Other operating income	2,404	1,997	1,242	1,051
Total non-interest income	5,970	6,492	3,006	2,834
Non-interest expense
Salaries and employee benefits	7,205	7,160	3,607	3,440
Occupancy expense	1,146	1,216	568	571
Furniture and equipment expense	1,597	1,552	801	782
FDIC insurance premiums	421	446	207	216
Amortization of identified intangibles	22	36	11	11
Other operating expense	4,054	3,835	2,051	1,960
Total non-interest expense	14,445	14,245	7,245	6,980
Income before income taxes	12,455	11,127	6,337	5,532
Applicable income taxes	3,328	2,878	1,713	1,458
Net Income	$9,127	$8,249	$4,624	$4,074
Basic earnings per share	$0.85	$0.77	$0.43	$0.38
Diluted earnings per share	$0.84	$0.77	$0.43	$0.38

The First Bancorp
Selected Financial Data (Unaudited)

	As of and for the six months ended June 30,		As of and for the quarters ended June 30,
Dollars in thousands, except for per share amounts	2016	2015	2016	2015

Summary of Operations
Interest Income	$26,876	$24,939	$13,600	$12,574
Interest Expense	5,196	5,159	2,649	2,496
Net Interest Income	21,680	19,780	10,951	10,078
Provision for Loan Losses	750	900	375	400
Non-Interest Income	5,970	6,492	3,006	2,834
Non-Interest Expense	14,445	14,245	7,245	6,980
Net Income	9,127	8,249	4,624	4,074
Per Common Share Data
Basic Earnings per Share	$0.85	$0.77	$0.43	$0.38
Diluted Earnings per Share	0.84	0.77	0.43	0.38
Cash Dividends Declared	0.450	0.430	0.230	0.220
Book Value per Common Share	16.21	15.25	16.21	15.25
Tangible Book Value per Common Share	13.42	12.45	13.42	12.45
Market Value	21.54	19.44	21.54	19.44
Financial Ratios
Return on Average Equity (a)	10.61%	10.09%	10.67%	9.87%
Return on Average Tangible Common Equity (a)	12.85%	12.35%	12.89%	12.07%
Return on Average Assets (a)	1.16%	1.12%	1.17%	1.09%
Average Equity to Average Assets	10.92%	11.13%	10.92%	11.00%
Average Tangible Equity to Average Assets	9.02%	9.09%	9.04%	9.00%
Net Interest Margin Tax-Equivalent (a)	3.14%	3.08%	3.15%	3.07%
Dividend Payout Ratio	52.94%	55.84%	53.49%	57.89%
Allowance for Loan Losses/Total Loans	0.98%	1.03%	0.98%	1.03%
Non-Performing Loans to Total Loans	0.62%	0.93%	0.62%	0.93%
Non-Performing Assets to Total Assets	0.47%	0.72%	0.47%	0.72%
Efficiency Ratio	50.15%	53.71%	48.92%	50.83%
At Period End
Total Assets	$1,621,454	$1,553,340	$1,621,454	$1,553,340
Total Loans	1,038,213	963,109	1,038,213	963,109
Total Investment Securities	472,040	476,976	472,040	476,976
Total Deposits	1,145,709	1,096,323	1,145,709	1,096,323
Total Shareholders' Equity	174,788	163,809	174,788	163,809
(a) Annualized using a 366-day basis for 2016 and a 365-day basis for 2015.

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2016 and 2015.

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net interest income as presented	$21,680	$19,780	$10,951	$10,078
Effect of tax-exempt income	1,506	1,557	759	774
Net interest income, tax equivalent	$23,186	$21,337	$11,710	$10,852
The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Non-interest expense, as presented	$14,445	$14,245	$7,245	$6,980
Net interest income, as presented	21,680	19,780	10,951	10,078
Effect of tax-exempt income	1,506	1,557	759	774
Non-interest income, as presented	5,970	6,492	3,006	2,834
Effect of non-interest tax-exempt income	178	90	89	45
Net securities (gains) losses	(531)	(1,395)	5	—
Adjusted net interest income plus non-interest income	$28,803	$26,524	$14,810	$13,731
Non-GAAP efficiency ratio	50.15%	53.71%	48.92%	50.83%
GAAP efficiency ratio	52.24%	54.22%	51.91%	54.06%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Average shareholders' equity as presented	$172,950	$164,837	$174,345	$165,527
Less intangible assets	(30,098)	(30,143)	(30,085)	(30,151)
Tangible average shareholders' equity	$142,852	$134,694	$144,260	$135,376

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.